Exhibit 99.B10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of Matrix Advisors Value Fund and to the use of our report dated July 23, 2001 on the financial statements and financial highlights of Matrix Advisors Value Fund. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                   /s/ Tait, Weller & Baker



                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 24, 2001